EXHIBIT 99.3

AMENDED AND RESTATED

BYLAWS

OF

MIDWEST INVESTORS OF RENVILLE, INC.

A MINNESOTA COOPERATIVE

February 12, 1999

BYLAW 1

Membership

Section 1.01                            Eligibility for Membership.  Producers shall become members of the Cooperative by:

(1)                                  applying for membership;

(2)                                  being approved for membership by the Cooperative’s Board of Directors;

(3)                                  becoming the holder of at least two thousand (2,000) shares of the Cooperative’s common stock which shall hereafter be referred to as Membership Shares; and

(4)                                  entering into a written Uniform Marketing Agreement with this Cooperative.

In a manner to be determined by the Board of Directors, Members must demonstrate continued eligibility for membership in the Cooperative in the form, manner and at times determined by the Board of Directors.

Section 1.02                            Termination of Membership.  Membership in this Cooperative may be terminated by the Board of Directors if any of the following events occur:

(1)                                  a member has become ineligible for membership for any reason;

(2)                                  a member fails to comply with the terms of the Cooperative’s Uniform Marketing Agreement;

(3)                                  a member that is an individual dies, or a member that is not an individual ceases to exist as a legal entity and leaves no successor; or

(4)                                  the Board of Directors by resolution finds that a member has:

(i)                                                        intentionally or repeatedly violated any provision of the Cooperative’s Articles of Incorporation or its Bylaws;

(ii)                                                     breached any contract with or obligation to the Cooperative;

(iii)                                                  willfully obstructed any lawful purpose or activity of the Cooperative.

Section 1.03                            Consequences of Membership Termination.  Upon membership termination, the Cooperative shall, at its option:  (1) purchase the terminated member’s Membership Shares at book value; or (2) convert the terminated member’s Membership Shares into nonvoting preferred stock of equal value, or a nonvoting certificate of interest or equity credits representing the book value of the Membership Shares.  A terminated member’s nonvoting preferred stock, certificates of interest, equity credits, and unit retains shall be revolved or retired in the same manner as the patronage credits or equities of active members.

Section 1.04   Stock Ownership.  All the capital stock of the Cooperative shall be held by producers.

Section 1.05   Stock Certificates.  Certificates of stock shall be issued to each holder of fully paid stock.  On the stock certificate, there shall be stated the class of stock, the number of shares represented and the name of the person or entity to whom the shares are issued.  Each certificate shall bear the signature of the Chair and the Secretary or Secretary-Treasurer.  A record of the stock certificate issued shall be kept on the stub of the stock certificate.

Section 1.06   Replacement of Stock Certificates.  When existing stock certificates are to be replaced, they must be surrendered before new certificates are issued.  Each surrendered certificate and the stub of the certificate shall be canceled, with the date of cancellation noted on the certificate.  In the event that any stock certificate has been lost or destroyed, the registered owner of the certificate shall be required to deliver appropriate indemnification commitments to the Cooperative before the Cooperative issues a replacement certificate for the lost or destroyed certificate.

BYLAW 2

Meetings of Members

Section 2.01                          Annual Meetings.  The Annual Meeting of the members of this Cooperative shall be held annually at the principal place of business of the Cooperative, or at any other place conveniently located within the area served by it, as may be determined by the Board of Directors.  The Annual Meeting shall be held on such date, place and hour as determined by the Board of Directors.  The notice of the meeting shall state the date, place and hour of the meeting.  At the Annual Meeting, the members shall transact business as may properly come before the meeting.

The officers of the Cooperative must submit reports to the members at the Annual Meeting of the members which cover the business of the Cooperative for the previous fiscal year, and which show the condition of the Cooperative at the close of the fiscal year.

Section 2.02                            Special Meetings.  The Chair shall cause notice of a Special Meeting to be given upon a written petition by at least thirty-five percent (35%) of the members, or upon a majority vote of the Board of Directors.  The notice shall state the time, place and purpose of the Special Meeting.  If a Special Meeting is called by virtue of a member petition, the notice of such meeting shall be issued within ten (10) days of presentation of such petition and the Special Meeting shall be held within thirty (30) days from the date of presentation of such petition.  No business shall be transacted at a Special Meeting except that stated in the notice of the meeting.

Section 2.03                            Director Elections.  Directors shall be elected at the Annual Meeting, provided, however, if districts are designated, the Board of Directors may prescribe elections at the District Meetings.  The directors’ election shall be conducted by the use of the following procedures:

(1)                                  each member present at such Meeting and eligible to vote may nominate any eligible person to the Board of Directors by the submission of a paper ballot containing the name of such eligible person.

(2)                                  the person receiving the highest number of votes shall be considered to have been elected.

Section 2.04                            Notice.  Notice shall be given by the Secretary of all Annual and Special Meetings of the members by mailing a notice of the meeting to each member at the member’s last known address not less than fifteen (15) days prior to the date of the meeting.  The failure of any member to receive the notice shall not invalidate any action which may be taken by the members at the meeting.

The Secretary shall execute a certificate which shall set forth or include as an exhibit a correct copy of the notice, and which shall show the date of mailing thereof and the same was mailed within the time and the manner prescribed by law.  The certificate shall be made a part of the record of the meeting.

Section 2.05                            Quorum.  At any Regular or Special Meeting of the members, a quorum necessary for the transaction of business shall be ten percent (10%) of the total number of members of the Cooperative if there are less than a total of 500 members and 50 members if the Cooperative has more than 500 total members.  In determining a quorum on a question submitted to a vote by mail, members present in person and members represented by mail vote shall be counted.

The attendance of a sufficient number of members to constitute a quorum shall be established by a registration of members of the Cooperative who are present at the meeting, which registration shall be verified by the Chair and Secretary, and shall be reported in the minutes of the Meeting.

Section 2.06                            Voting.  Each member shall be entitled to only one vote, regardless of the number of shares owned.  Voting by proxy and cumulative voting are not permitted.

Members that are not natural persons must designate an authorized representative to cast their vote in the affairs of the Cooperative.  The designation must be in writing, must be properly authorized by the member, and must be provided to the Secretary of the Cooperative.  Such a written designation will remain effective until it is superseded by a more recent written designation meeting the same criteria.

Section 2.07                            Procedure.  The Rules of parliamentary practice comprised in Robert’s Rules of Order shall govern this Cooperative in all situations in which they are applicable and are not inconsistent with the Articles of Incorporation of this Cooperative or these Bylaws.

BYLAW 3

Directors

Section 3.01                            General Powers.  The Board of Directors shall govern the business and affairs of the Cooperative and shall be empowered to adopt all necessary rules and regulations not inconsistent with the Articles of Incorporation or Bylaws.  The rules and regulations may be established for the operation of the business, the guidance of the officers and other employees, and the management of the Cooperative.  The Board of Directors or the officer or officers to whom the power is delegated, shall hire and fire employees of the Cooperative, and determine duties, salaries and other conditions of employment.

Section 3.02                            Number and Qualifications.  There shall be seven (7) directors.  The number of directors may be changed notwithstanding this Bylaw by resolution and amendment of these bylaws by the members, but there shall not be less than five (5) directors.  No resolution shall shorten the term of a director previously elected.  All directors must be a member of the Cooperative or must be a duly elected or appointed representative of a member of the Cooperative.  A director is not eligible to serve more than four (4) consecutive three (3) year terms.

Section 3.03                            Terms.  Except as provided in these Bylaws, all members of the Board of Directors shall serve three (3) year terms.

Section 3.04  Districting.  The Board of Directors shall determine districts as it deems appropriate in order to have a fair Board of Directors representation for all members.  In districting the Board of Directors shall consider all factors they deem relevant in order to achieve fair representation of members on the Board of Directors including by way of example, and not in limitation, the number of members in each district and the size of each district.  The Board of Directors may also provide for the election of a director or directors at-large.  The Board of Directors may re-district as it deems necessary in order to have a fair representation of the members on the Board of Directors.

Section 3.05                            Annual Meeting of the Board of Directors.  Within thirty (30) days after each Annual Meeting of members, the Board of Directors shall meet for the purpose of electing officers of the Cooperative and for the transaction of such other business as shall come before the meeting.  The Annual Meeting of the Board of Directors shall be held at such time and place as may be fixed by resolution adopted by a majority of the whole Board of Directors.

Section 3.06  Regular and Special Meetings.  The Board of Directors shall meet regularly at times and places as the Board may determine.  Special meetings may be called by the Chair, the President/Chief Executive Officer, or any three (3) directors.  All meetings shall be held on notice, if any, as the Board may commonly prescribe, but any business may be transacted at any meeting without mention of the business in the notice, if any, of the meeting.

Section 3.07                            Quorum.  A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that, when a vacancy or vacancies exist, a majority of the remaining directors shall constitute a quorum.  All questions shall be decided by a vote of a majority of the directors present at a meeting.

Section 3.08                            Vacancies.  If there is a vacancy among the directors of this Cooperative by reason of death, resignation, or otherwise, the vacancy shall be filled for the unexpired term by a majority of the remaining directors of the Board, and each person so elected shall be a director until a successor is elected by the members at their next Annual Meeting or Special Meeting, duly called for that purpose.

Section 3.09                            Removal of Directors.  A director or directors may be removed from the Board of Directors, for cause, by a vote of a majority of the members of this Cooperative at any regular or special meeting of the members.  A director may not be removed from office unless the director is informed in writing of the meeting at which the removal is to be considered at least 10 days before the meeting.  If any directors are removed, successor directors shall be elected at the same meeting.  If a director has unexcused absences from three (3) successive meetings, his or her term shall automatically terminate without further notice and his or her successor director shall be selected by the members of the Board of Directors to fill the vacancy until the next regular or special meeting of the members.

Section 3.10                            Compensation.  Compensation of the directors of this Cooperative shall be determined, by resolution of the Board of Directors.  Nothing in these Bylaws shall be construed to preclude any director from serving the Cooperative in any other capacity and receiving proper compensation for the service.

BYLAW 4

Officers and Employees

Section 4.01                            Officers.  The officers of this Cooperative shall be a Chair, a Vice-Chair, a President/Chief Executive Officer, a Secretary and a Treasurer.  The offices of the Secretary and Treasurer may be combined and when so combined shall be termed “Secretary-Treasurer.”  The Chair, the

Vice-Chair, the Secretary and the Treasurer must be members of the Board of Directors.  The Board of Directors may elect or appoint other officers from time to time, and in such event shall establish appropriate duties and responsibilities for any such other officers.  The other officers may, but need not, be members of the Board of Directors.

Section 4.02                            Chair.  The Chair shall:  (1) preside over all meetings of this Cooperative and the Board of Directors; (2) perform all acts and duties usually performed by a presiding office; and (3) perform any other duties as prescribed by the Bylaws or by the Board of Directors.

Section 4.03                            Vice-Chair.  In the absence or disability of the Chair, the Vice-Chair shall perform the duties of the Chair.

Section 4.04                            Secretary.  The Secretary shall:  (1) record all votes and keep minutes of all meetings; (2) have general charge and supervision of the books and records of the Cooperative; (3) sign all papers pertaining to this Cooperative; and (4) keep other records as authorized by the Board of Directors or by these Bylaws.  An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

Section 4.05                            Treasurer.  The Treasurer shall perform those duties with respect to the finances of this Cooperative that are prescribed by the Board of Directors.  An Assistant Treasurer, if any, shall perform the duties of the Treasurer during the absence or disability of the Treasurer.

Section 4.06  President/Chief Executive Officer.  The President/Chief Executive Officer may be appointed by the Board and shall perform the general managerial duties for the Cooperative and other duties prescribed by the Board.

Section 4.07                            Compensation.  The officers of the Cooperative shall receive compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

Section 4.08                            Election of Officers.  At the Board’s Annual Meeting, the Board of Directors shall elect from its number, a Chair, a Vice-Chair, a Secretary and a Treasurer.  The offices of the Secretary and Treasurer may be held by one person and when so combined, shall be termed “Secretary-Treasurer”.  Election or appointment for persons to fill any other offices established by the Board of Directors pursuant to Section 4.01 of these Bylaws shall be held at the Annual Meeting of the Board of Directors or at any other meeting of the Board of Directors, provided that notice of the election or appointment has been given in the notice of the meeting.  The officers shall hold their offices until their successors have been elected and have qualified, except as provided in Section 4.09.

Section 4.09                            Removal of Officers.  Any officer may be removed from office, for cause, by a majority vote of the members at an Annual Meeting or a Special Meeting called for that purpose.  In the case of a removal of an officer by the members, the members may elect another officer to fill the vacancy for the unexpired term at the same meeting.  Any officer may be removed by the Board of Directors with or without cause.  The removal, however, shall be without prejudice to the contract rights of the person to be so removed.

Section 4.10                            Bonds of Employees.  The Board of Directors may require all officers, agents and employees charged by the Cooperative with the custody of any of its funds or property to be adequately bonded.  Such bonds shall be furnished by a bonding company, and the cost thereof shall be paid by the Cooperative.

BYLAW 5

Indemnification and Insurance

Section 5.01                            Indemnification.  This Cooperative shall indemnify each director and officer of this Cooperative, and any person serving at the request of this Cooperative as a director, officer, governor, or manager of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred to the extent to which the officers or directors of the Cooperative may be indemnified under the law of this state.

Section 5.02  Insurance.  This Cooperative shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of this Cooperative, or is or was serving at the request of this Cooperative as a director, officer, manager, governor, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted and incurred in any capacity.

BYLAW 6

Operations on a Cooperative Basis

This Cooperative shall be operated on a cooperative basis.  Each transaction between this Cooperative and each member and patron shall be subject to and shall include as part of its terms and provision the Articles of Incorporation and the Bylaws of this Cooperative.  Upon contracting to market agricultural products and other products of members with this Cooperative, each member and patron shall be entitled to the patronage refunds, as described in these Bylaws, that arise out of the patronage transaction of marketing with the Cooperative.

BYLAW 7

Calculation of Annual Savings and Distribution

of Annual Savings Based on Patronage

Section 7.01                            Gross Receipts.  All proceeds received by this Cooperative from any source shall be deemed to be “gross receipts”.  This Cooperative shall account separately for gross receipts from business with or for members and patrons, and for gross receipts from sources other than business with or for members and patrons.

Section 7.02                            Deductions from Gross Receipts.  For purposes of making the calculations described in this Bylaw 7, this Cooperative shall account separately for deductions from gross receipts from business with or for members and patrons, and for deductions from gross receipts from sources other than business with or for members and patrons.  This Cooperative shall deduct the following costs and expenses from its gross receipts from business with or for members and patrons, and from its gross receipts from sources other than business with or for members and patrons, respectively:

(1)                                  all operating expenses and costs;

(2)                                  the cost of goods sold;

(3)                                  the cost of services performed;

(4)                                  all taxes and all other necessary expenses;

(5)                                  reasonable and necessary reserves for depreciation, depletion, and obsolescence of physical property, and other valuation reserves, all of which shall be established in accordance with usual and customary accounting practices; and

(6)                                  all accounts deemed worthless by this Cooperative and actually charged off on the books of the Cooperative.

Section 7.03                            Annual Savings.  The remaining gross receipts after all deductions, calculated on a fiscal year basis, shall be called “annual savings”, and shall be distributed and paid as provided in these Bylaws.  This Cooperative shall account separately for annual savings from business with or for members and patrons, and for annual savings from sources other than business with or for members and patrons.  In determining the amount of annual savings, the amounts of gross receipts as defined in Section 7.01 above, and deductions from gross receipts as defined in Section 7.02 above, shall be adjusted so as to include only such amounts as are includable or deductible for federal income tax purposes.

Section 7.04                            Allocation of Annual Savings Between Departments and Divisions.  Annual savings from business with or for members and patrons shall be distributed to the members of this Cooperative on the basis of their patronage with the various departments, divisions of operation, or functions of this Cooperative.

Section 7.05  Manner of Distribution of Patronage Refunds.

(1)                                  The remaining annual savings, excluding amounts allocated to capital reserves, shall be distributed to members and patrons annually as patronage refunds in cash, stock, or in the form of written notices of allocation (sometimes referred to as “equity credits”, or “patronage equities”), or in any combination thereof on a patronage basis.  The written notices of allocation may be qualified or nonqualified, as determined by the Board of Directors, and may be issued in noncertificated form.

(2)                                  A notice shall be sent to each member and patron showing the amount distributed to the member or patron, including the amount distributed in cash and the amount distributed in capital credits or patronage equities.  The notice shall be sent not later than eight and one-half (8½) months after the close of the fiscal year.

BYLAW 8

Unit Retentions

Section 8.01                            Unit Retain.  The Cooperative may require investment in its capital in addition to the investments from retained patronage.  These investments shall be direct capital investments from a retain on a per unit basis of the products purchased from its members.  The unit retention, if required, shall be made on all products delivered, in the same amount per unit and shall at no time become a part of net annual savings available for patronage.  Each member, by continuing to be such, agrees to invest in the capital of this Cooperative as prescribed in these Bylaws.  Such investments shall be accounted for separately in a unit retention account set up on the books of the Cooperative.

Section 8.02                            Income Tax Treatment and Consent to Take Qualified Per Unit Retains Into Income.  The Board of Directors shall have the power to determine whether any unit retain shall be a “qualified per unit retain” or a “non-qualified per unit retain” within the meaning of the Internal Revenue Code. Each person or organization that hereafter applies for and is accepted for membership in this Cooperative and each member of this Cooperative on the effective date of this Bylaw who continues as a member after such date shall, by these acts alone, consent that upon a determination of the Board of Directors that an authorized unit retain is to constitute a “qualified per unit retain”, the member will take the per unit retain certificate issued to the member in connection therewith into account at its stated dollar amount in the manner provided in 26 U.S.C. §1388(h) and will report such amount in the member’s income tax returns for the taxable year in which the per unit retain certificate is received.

BYLAW 9

Restrictions on Transfers and Assignments

Section 9.01                            Consent Required for Transfer or Assignment.  No proposed assignment or transfer of stock, voting rights, membership status, or owner equity, including unit retains, equity credits or patronage equities, shall be binding on this Cooperative without the consent of its Board of Directors, nor until the assignment or transfer is entered in the books of this Cooperative.  The Board of Directors may withhold its consent to proposed assignments or transfers for any reason whatsoever.

Section 9.02                            Common Stock Transfers.  The Board of Directors may, but need not, approve any proposed transfer or assignment of common stock only if all of the following criteria are satisfied:

(1)                                  The transferee is a producer;

(2)                                  The transfer would not in the opinion of the Board of Directors, have a material adverse impact on the Cooperative or its operations;

(3)                                  The transferee will own at least two thousand (2,000) shares of common stock of the Cooperative;

(4)                                  The transferee is of legal age; and

(5)                                  The transferee is willing to enter into a written Uniform Marketing Agreement of this Cooperative and meets any other eligibility requirements of Section 1.01 of these Bylaws.

The Cooperative shall have the first privilege of purchasing common stock offered for sale, as provided in Section 9.03 of these Bylaws.  If the Cooperative waives its privilege, the stock may be transferred if approved by the Board of Directors.  No common stock shall be transferred unless any and all indebtedness owed to the Cooperative by the holder of the stock shall first be paid.

Section 9.03                            Cooperative’s First Right to Purchase Common Stock.  If any member wishes to transfer or assign common stock (the “Transferring Member”) and the proposed transferee is not:

(1)                                  the spouse, parent, child or spouse of child, brother or sister, or spouse of brother or sister of the Transferring Member;

(2)                                  a family farm corporation in which the Transferring Member is a shareholder; or

(3)                                  a partnership in which the Transferring Member is a partner;

then the Transferring Member shall first offer to sell the stock to the Cooperative as provided in this Section 9.03.

Section 9.04  Transfer of Stock.   An assignment or transfer of common or preferred stock, or any amount credited to the capital account of a patron, including any amount evidenced by a certificate or letter, is not binding on this Cooperative without the consent of the Board of Directors and is not effective until it has been entered in the books of the Cooperative.

Prior to any transfer of common stock, a member desiring to transfer must notify the Board of Directors prior to the transfer of member’s intent to transfer.  If the Cooperative waives its right to purchase the stock, the member may, subject to the approval of the Board of Directors, transfer the stock to the originally proposed transferee.

BYLAW 10

Consent

Section 10.01  Consent to Take Patronage Distributions Into Income.  Each person or organization that hereafter applies for and is accepted for membership in this Cooperative and each member of this Cooperative on the effective date of this Bylaw who continues as a member after the effective date shall, by these acts alone, consent that the amount of any distributions with respect to patronage which are made in written notices of allocation (as defined in 26 U.S. C. §1388), and which are received by the member from this Cooperative, will be taken into account by the member at their stated dollar amounts in the manner provided in 26 U.S.C. §1385(a) in the taxable year in which the written notices of allocation are received.

Section 10.02  Consent Notification to Members and Prospective Members.  A copy of this Consent Bylaw, and a statement of its significance shall be given to each member, and to prospective members before they become members of this Cooperative.

BYLAW 11

Losses

Section 11.01  Netting of Losses.  In the event of a loss in one or more departments or divisions of operation of this Cooperative, but not of such magnitude as to cause an overall loss for the fiscal year of the Cooperative, such loss or losses may be prorated against each of the remaining profitable departments on the basis of their respective percentage of the total net proceeds during such fiscal year.

Section 11.02  Allocation of Net Loss.  In the event this Cooperative shall incur a net loss in any fiscal year, the Board of Directors, in its sole discretion, may (a) charge such net loss against any earned surplus or paid-in surplus which is unallocated, or against any unallocated reserve other than valuation reserves; or (b) may recover the amount of such loss from prior to subsequent years’ net margins or savings.  If such loss exceeds the total of said unallocated earned surplus and unallocated reserves, or in any event, if the Board of Directors so elects, the amount of such loss may be recovered from prior or subsequent years’ net margins or savings.  In no event shall the Board of Directors have the authority to make any assessment against members or patrons.  This section shall not be construed or administered in such a way as to deprive the Cooperative of the right to carry back or carry forward net operating losses to past or future years, in accordance with the applicable provisions of the Internal Revenue Code or state taxing statutes.

BYLAW 12

Fiscal Year

The fiscal year of this Cooperative shall commence on the first day of September in each year and shall end on the last day of the following August.

BYLAW 13

Amendments

These Bylaws may be amended by the members at the Annual Meeting, or at any special meeting called for that purpose, if approved by a majority of the votes cast, provided that the notice of any such meeting contains a summary statement of the proposed amendment.

These are the current Amended and Restated Bylaws as adopted and amended by the members of Midwest Investors of Renville, Inc. on February 12, 1999.

Chairman, Midwest Investors of Renville, Inc.	Secretary, Midwest Investors of Renville, Inc.

First Amended May 31, 1994

Amended and Restated December 1, 1997

Amended and Restated February 12, 1999

AMENDED AND RESTATED

BYLAWS

OF

MIDWEST INVESTORS OF RENVILLE, INC.

A MINNESOTA COOPERATIVE

February 12, 1999